Exhibit 99.(a)(4)

PENN SERIES FUNDS, INC.

ARTICLES SUPPLEMENTARY

PENN SERIES FUNDS, INC. (the “Corporation”), a corporation organized under the laws of the State of Maryland, with its principal office at 600 Dresher Road, Horsham, Pennsylvania, 19044, does hereby file for record with the State Department of Assessments and Taxation of Maryland the following Articles Supplementary to its Articles of Incorporation.

FIRST:  The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

SECOND:  Pursuant to Sections 2-105(c) and 2-208.1 of the Maryland General Corporation Law, the Board of Directors of the Corporation (the “Board”) has duly adopted resolutions for the purpose of increasing the total number of shares of common stock that the Corporation has the authority to issue by Three Billion Two Hundred and Fifty Million (3,250,000,000) shares, par value of One Hundredth of One Cent ($0.0001) per share and having an aggregate par value of Three Hundred Twenty-Five Thousand Dollars ($325,000), and classifying and designating such new shares as the Large Core Growth Fund Common Stock, Large Core Value Fund Common Stock, SMID Cap Growth Fund Common Stock, SMID Cap Value Fund Common Stock, Emerging Markets Equity Fund Common Stock, Small Cap Index Fund Common Stock, Developed International Index Fund Common Stock, Balanced Fund Common Stock, Aggressive Allocation Fund Common Stock, Moderately Aggressive Allocation Fund Common Stock, Moderate Allocation Fund Common Stock, Moderately Conservative Allocation Fund Common Stock and Conservative Allocation Fund Common Stock.

THIRD:  Immediately before the Board approvals set forth in Article SECOND, the Corporation was authorized to issue: (a) Two Billion Five Hundred Million (2,500,000,000) shares, par value of Ten Cents ($0.10) per share and having an aggregate par value of Two Hundred Fifty Million Dollars ($250,000,000); and (b) Two Billion Seven Hundred and Fifty Million (2,750,000,000) shares, par value of One Hundredth of One Cent ($0.0001) per share and having an aggregate par value of Two Hundred Seventy-Five Thousand Dollars ($275,000), classified and designated as follows:

Class	Par Value	Number of Shares
Growth Stock Fund Common Stock	$0.10	250,000,000
Mid Cap Growth Fund Common Stock	$0.0001	250,000,000
Small Cap Growth Fund Common Stock	$0.10	250,000,000
Large Cap Value Fund Common Stock	$0.10	250,000,000
Small Cap Value Fund Common Stock	$0.10	250,000,000
International Equity Fund Common Stock	$0.10	250,000,000
Mid Cap Value Fund Common Stock	$0.0001	250,000,000
Flexibly Managed Fund Common Stock	$0.10	250,000,000
Core Equity Fund Common Stock	$0.0001	250,000,000

Class	Par Value	Number of Shares
S&P 500 Index Fund Common Stock	$0.0001	250,000,000
Quality Bond Fund Common Stock	$0.10	250,000,000
High Yield Bond Fund Common Stock	$0.10	250,000,000
Limited Maturity Bond Fund Common Stock	$0.0001	250,000,000
Money Market Fund Common Stock	$0.10	500,000,000
Large Cap Growth Fund Common Stock	$0.0001	250,000,000
Strategic Value Fund Common Stock	$0.0001	250,000,000
REIT Fund Common Stock	$0.0001	250,000,000
Class D Common Stock	$0.0001	250,000,000
Class E Common Stock	$0.0001	250,000,000
Class F Common Stock	$0.0001	250,000,000

FOURTH:  Upon filing for record these Articles Supplementary, the Corporation has the authority to issue: (a) Two Billion Five Hundred Million (2,500,000,000) shares, par value of Ten Cents ($0.10) per share and having an aggregate par value of Two Hundred Fifty Million Dollars ($250,000,000); and (b) Six Billion (6,000,000,000) shares, par value of One Hundredth of One Cent ($0.0001) per share and having an aggregate par value of Six Hundred Thousand Dollars ($600,000), classified and designated as follows:

Class	Par Value	Number of Shares
Growth Stock Fund Common Stock	$0.10	250,000,000
Mid Cap Growth Fund Common Stock	$0.0001	250,000,000
Small Cap Growth Fund Common Stock	$0.10	250,000,000
Large Cap Value Fund Common Stock	$0.10	250,000,000
Small Cap Value Fund Common Stock	$0.10	250,000,000
International Equity Fund Common Stock	$0.10	250,000,000
Mid Cap Value Fund Common Stock	$0.0001	250,000,000
Flexibly Managed Fund Common Stock	$0.10	250,000,000
Core Equity Fund Common Stock	$0.0001	250,000,000
S&P 500 Index Fund Common Stock	$0.0001	250,000,000
Quality Bond Fund Common Stock	$0.10	250,000,000
High Yield Bond Fund Common Stock	$0.10	250,000,000

Class	Par Value	Number of Shares
Limited Maturity Bond Fund Common Stock	$0.0001	250,000,000
Money Market Fund Common Stock	$0.10	500,000,000
Large Cap Growth Fund Common Stock	$0.0001	250,000,000
Strategic Value Fund Common Stock	$0.0001	250,000,000
REIT Fund Common Stock	$0.0001	250,000,000
Large Core Growth Fund Common Stock	$0.0001	250,000,000
Large Core Value Fund Common Stock	$0.0001	250,000,000
SMID Cap Growth Fund Common Stock	$0.0001	250,000,000
SMID Cap Value Fund Common Stock	$0.0001	250,000,000
Emerging Markets Equity Fund Common Stock	$0.0001	250,000,000
Small Cap Index Fund Common Stock	$0.0001	250,000,000
Developed International Index Fund Common Stock	$0.0001	250,000,000
Balanced Fund Common Stock	$0.0001	250,000,000
Aggressive Allocation Fund Common Stock	$0.0001	250,000,000
Moderately Aggressive Allocation Fund Common Stock	$0.0001	250,000,000
Moderate Allocation Fund Common Stock	$0.0001	250,000,000
Moderately Conservative Allocation Fund Common Stock	$0.0001	250,000,000
Conservative Allocation Fund Common Stock	$0.0001	250,000,000
Class D Common Stock	$0.0001	250,000,000
Class E Common Stock	$0.0001	250,000,000
Class F Common Stock	$0.0001	250,000,000

FIFTH:  The total number of shares of common stock that the Corporation has the authority to issue has been increased by, and such shares have been duly authorized and classified by, the Board pursuant to authority and power contained in Section 2-105(c) of the Maryland General Corporation Law and the Corporation’s Articles of Incorporation.

IN WITNESS WHEREOF, PENN SERIES FUNDS, INC. has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested by its Secretary as of the 18th day of April, 2008.

PENN SERIES FUNDS, INC.

	By:	/s/ Peter M. Sherman
Peter M. Sherman
President

Attest:

/s/ Franklin L. Best, Jr.
Franklin L. Best, Jr.
Secretary

THE UNDERSIGNED, President of PENN SERIES FUNDS, INC., who executed on behalf of said corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles Supplementary to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

/s/ Peter M. Sherman
Peter M. Sherman
President